Exhibit 10.2
TRANSITION AGREEMENT AND RELEASE OF CLAIMS
This transition agreement and release of claims (this “Agreement”) is made by and between Cornerstone OnDemand, Inc. (the “Company”), and David Carter (“Executive”). The Company and Executive are sometimes collectively referred to herein as the “Parties” and individually referred to as a “Party.”
RECITALS
WHEREAS, Executive is employed by the Company as Chief Sales Officer;
WHEREAS, Executive previously signed a confidentiality agreement with the Company (the “Confidentiality Agreement”);
WHEREAS, Executive signed a Change of Control Severance Agreement with the company on April 29, 2013 (the “Change of Control Agreement”), which, among other things, provides for certain severance benefits to be paid to Executive by the Company upon the termination of Executive’s employment including following a Change of Control (as defined in the Change of Control Agreement) of the Company;
WHEREAS, the Company and Executive have entered into Stock Option Agreements, pursuant to which Executive was granted the option to purchase shares of the Company’s common stock (each such grant, an “Option” and together, the “Options”) and have entered into Restricted Stock Unit Award Agreements, granting Executive the right to receive an award of Restricted Stock Units (each such award, an “RSU Award” and together, the “RSU Awards”), each subject to the terms and conditions of the Company’s equity plan under which it was granted (the 1999 Stock Plan, the 2009 Equity Incentive Plan or the 2010 Equity Incentive Plan, as applicable, each, a “Plan”), and the terms and conditions of the Stock Option Agreement or the Restricted Stock Unit Award Agreement, as applicable, related to the award (collectively with the Plans, “Stock Agreements”);
WHEREAS, Executive’s employment with the Company is expected to terminate effective March 31, 2018 (the “Expected Termination Date”);
WHEREAS, subject to Executive’s fulfillment of the terms and conditions of this Agreement, in consideration of Executive’s execution of this Agreement and provided that Executive does not revoke the Agreement under Section 5 below, and subject to Executive signing and not revoking the Supplemental Separation Agreement attached hereto as Exhibit A (the “Supplemental Separation Agreement”), in accordance with the terms below, Executive will be entitled to the severance benefits set forth in Section 2 below; and
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions and demands that Executive may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment relationship with the Company and the termination of that relationship.
NOW THEREFORE, for good and valuable consideration, including the mutual promises and covenants made herein, the Company and Executive hereby agree as follows:
COVENANTS

1.Transition; Termination Date; Employment Status.

(a)Transition. From the Effective Date through the Termination Date, the Parties agree that Executive will continue to be employed pursuant to the current terms of his employment; provided, however, that Executive acknowledges that he is not eligible to receive any bonus for the Company’s 2018 fiscal year. Prior to the Termination Date, Executive will continue in his full-time role as Chief Sales Officer, reporting to Adam Miller, President and Chief Executive Officer. On the Termination Date, Executive agrees that Executive will be deemed to have resigned from all officer and/or director positions held at the Company and its affiliates voluntarily, without any further required action by Executive, as of the Termination Date and Executive, at the request of the Company, will execute any documents reasonably necessary to reflect Executive’s resignation.

(b)Termination Date. Executive’s termination date will occur on the Expected Termination Date,

or earlier as provided in Section 1(c) (the date of Executive’s actual termination of employment with the Company, the “Termination Date”).

(c)Employment Status. Executive is free to terminate his employment at any time prior to the Expected Termination Date, for any reason or for no reason. Similarly, the Company is free to terminate Executive’s employment at any time prior to the Expected Termination Date, for any reason or for no reason. As described in Section 2, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.

2.Consideration. If Executive remains employed with the Company through the Expected Termination Date, or, if prior to the Expected Termination Date, Executive’s employment with the Company is terminated by the Company without Cause (as such term is defined in the Change of Control Agreement), then subject to (i) Executive’s execution of this Agreement and Executive’s fulfillment of all of its terms and conditions, and provided that Executive does not revoke the Agreement under Section 5 below, and (ii) Executive’s execution of the Supplemental Separation Agreement, which must become effective and irrevocable no later than the sixtieth (60th) day following the Termination Date (the “Supplemental Separation Agreement Release Deadline”) and Executive’s fulfillment of all of its terms and conditions, Executive will receive the following consideration:

(a)Separation Payment. The Company agrees to pay Executive a lump sum payment equal to Three Hundred Thirty-Five Thousand Dollars ($335,000) (the “Severance”). This payment will be made, less applicable withholding taxes, to Executive within ten (10) days after the Effective Date of the Supplemental Separation Agreement, and in all cases the payment will be made no later than March 15, 2019.

(b)COBRA. If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive for the COBRA premiums for such coverage (at the coverage levels in effect immediately prior to the Termination Date) until the earlier of (A) a period of twelve (12) months from the Termination Date, or (B) the date upon which Executive and/or Executive’s eligible dependents become covered under similar plans. The reimbursements will be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy. However, if the Company determines in its sole discretion that it cannot provide the foregoing benefit without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment (“Healthcare Premium Payment”), payable on the last day of a given month, in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the Termination Date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s Termination Date and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to twelve (12) payments. For the avoidance of doubt, the taxable payments in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to, continuation coverage under COBRA, and will be subject to all applicable tax withholdings.

(c)Equity. On the Termination Date, but subject to the effectiveness of this Agreement and the Supplemental Separation Agreement as provided herein and to the provisions of Section 17, Executive’s vesting in each Option and each RSU Award shall accelerate as to the number of shares subject to each Option and each RSU Award that otherwise would have vested within the twelve (12) month period immediately following the Termination Date had Executive remained employed by the Company through such period. The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of the outstanding Options, or that Executive has vested in, pursuant to the RSU Awards, in each case as of the Termination Date, Executive will be considered to have vested only through the Termination Date and will not vest in any of Executive’s Options or RSU Awards thereafter. The post-termination exercise period of Executive’s vested Options will be extended such that Executive may exercise that portion of his Options vested as of the Termination Date through March 31, 2020; provided, however, in no event may the Options be exercised following their maximum expiration date and the Options will be subject to earlier termination in the event of certain corporate transactions as provided for in the Plan under which the Options were granted. This Agreement acts as an amendment to the Stock Agreements and Executive acknowledges and agrees that the incentive stock option status and/or holding periods for favorable tax treatment of any Options that were originally designated as incentive stock options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended, may be impacted by the terms of this Agreement. Executive’s Options, the shares purchased thereunder and Executive’s RSU Awards will continue to be governed by the terms and conditions of the applicable Stock Agreement, as each has been modified by this Agreement.

(d)General. Executive acknowledges that without this Agreement, he is otherwise not entitled to the consideration listed in this Section 2 and that the consideration provided in this Section 2 is greater than the consideration he would otherwise be entitled to receive upon a termination without cause pursuant to the terms of Section 3(a) of the Change of Control Agreement.

3.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration to be paid in accordance with the terms and conditions of the Agreement and Executive’s final wages, including any accrued vacation/paid time off, which will be paid on the Termination Date, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, draws, stock, Options or other equity awards (including RSU Awards), vesting, and any and all other benefits and compensation due to Executive and that no other reimbursements or compensation are owed to Executive.

4.Release of Claims. Executive agrees that the consideration to be paid in accordance with the terms and conditions of the Agreement represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, stockholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation the following:

(a)any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship, including claims under any offer letter, employment agreement, or other agreement with the Company, including, but not limited to, the Change of Control Agreement;

(b)any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c)any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

(d)any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the California Family Rights Act; the California Labor Code; the California Workers’ Compensation Act; the California Fair Employment and Housing Act; the Unruh Civil Rights Act; the California Equal Pay Law; the California Unfair Business Practices Act; and the California Worker Adjustment and Retraining Notification Act;

(e)any and all claims for violation of the federal, or any state, constitution;

(f)any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

(g)any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h)any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section 4 (the “Release”) will be and remain in effect in all respects as a complete general release as to the matters released. The Release does not extend to any severance obligations due Executive under the Agreement. The Release does not release claims that cannot be released as a matter of law, including, but not limited to, Executive’s right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give Executive the right to recover any monetary damages against the Company; Executive’s release of claims herein bars Executive from recovering such monetary relief from the Company). Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section 4. Nothing in this Agreement waives Executive’s rights to indemnification or any payments under any fiduciary insurance policy, if any, provided by any act or agreement of the Company, state or federal law or policy of insurance.

5.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has at least twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; (d) this Agreement will not be effective until the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and delivers it to the Company in less than the twenty-one (21)-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the Chief Legal Officer of the Company that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21)-day period.

6.California Civil Code Section 1542. Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HIS MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Executive, being aware of California Civil Code Section 1542, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

7.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

8.Sufficiency of Consideration. Executive hereby acknowledges and agrees that Executive has received good and sufficient consideration for every promise, duty, release, obligation, agreement and right contained in this Release.

9.Confidential Information. Subject to Section 26 governing Protected Activity, Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, which agreement will continue in force; provided, however, that as to any provisions regarding solicitation of employees contained in the Confidentiality Agreement that conflict with the provisions regarding solicitation of employees contained in this Agreement, the provisions of this Agreement will control.

10.Return of Company Property; Passwords and Password-protected Documents. No later than the Termination Date, Executive confirms that Executive will return to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, and any other Company-owned property in Executive’s possession or control. Executive further confirms that no later than the Termination Date, Executive will cancel all accounts for Executive’s benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts. Executive also confirms that as of the Termination Date, Executive will deliver all passwords in use by Executive at the time of Executive’s termination, a list of any documents that Executive created or of which Executive is otherwise aware that are password-protected, along with the password(s) necessary to access such password-protected documents.

11.No Cooperation. Subject to Section 26 governing Protected Activity, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive will state no more than that Executive cannot provide any such counsel or assistance.

12.Nondisparagement. Executive agrees that Executive will not in any way, directly or indirectly, do or say anything at any time which disparages the Company, its business interests or reputation, or that of any of the other Releasees.

13.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company hereto, either previously or in connection with this Agreement, will be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

14.Solicitation of Employees. Executive agrees that for a period of twelve (12) months immediately following the Termination Date, Executive will not directly or indirectly (a) solicit, induce, recruit or encourage any of the Company’s employees to leave their employment at the Company or (b) attempt to solicit, induce, recruit or encourage, either for Executive or for any other person or entity, any of the Company’s employees to leave their employment.

15.Costs. The Parties will each bear their own costs, attorneys’ fees and other fees incurred in connection with the preparation of this Agreement.

16.Arbitration. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, WILL BE SUBJECT TO ARBITRATION IN LOS ANGELES COUNTY, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR WILL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH CALIFORNIA LAW, INCLUDING THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE ARBITRATOR WILL APPLY SUBSTANTIVE AND PROCEDURAL CALIFORNIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH CALIFORNIA LAW, CALIFORNIA LAW WILL TAKE PRECEDENCE. THE DECISION OF THE ARBITRATOR WILL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION WILL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION WILL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY WILL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR WILL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT WILL GOVERN.

17.Taxes; Section 409A. Executive agrees and understands that he is responsible for payment, if any, of personal local, personal state, and/or personal federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. It is intended that none of the payments or benefits under this Agreement will constitute deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, any final regulations and guidance under that statute, and any applicable state law equivalent, as each may be amended or promulgated from time to time (“Section 409A”), but rather such payments and benefits will be exempt from Section 409A as payable only within the “short-term deferral period” pursuant to Treasury Regulation Section 1.409A-1(b)(4), or otherwise be exempt or comply with Section 409A so that none of the payments to be provided under this Agreement will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms will be interpreted in such manner. In order to comply with the “short-term deferral” exception from Section 409A, in no event will the Severance be paid later than March 15, 2019. Each payment and benefit payable under this Agreement or otherwise is intended to constitute a separate payment under Treasury Regulation Section 1.409A-2(b)(2). Notwithstanding the foregoing, in the unlikely event that it is necessary to avoid subjecting Executive to an additional tax under Section 409A, payment of all or a portion of the separation-related payments or benefits payable under this Agreement and any other separation-related deferred compensation (within the meaning of Section 409A) payable to Executive will be delayed until the date that is six (6) months and one (1) day following Executive’s separation from service (within the meaning of Section 409A), except that in the event of Executive’s death, any such delayed payments will be paid as soon as practicable after the date of Executive’s death. In no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A. In no event will Executive have discretion to determine the taxable year of payment of any severance payments.

18.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

19.No Representations. Executive represents that Executive has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement will continue in full force and effect without said provision or portion of provision.

21.Entire Agreement. This Agreement (including the Supplemental Separation Agreement) represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of Section 5 of the Change of Control Agreement (“Limitation on Payments”), the Confidentiality Agreement, and the Stock Agreements with the Company, except as modified by this Agreement.

22.No Oral Modification. This Agreement may only be amended in writing signed by Executive and the Chairman of the Board of Directors of the Company.

23.Governing Law. This Agreement will be governed by the laws of the State of California, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

24.Effective Date. Executive understands that this Agreement will be null and void if not executed by Executive within twenty-one (21) days from the date this Agreement is presented to Executive.  Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

25.Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

26.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected

Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

27.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive expressly acknowledges that:

(a)    Executive has read this Agreement;

(b)    Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

(c)    Executive understands the terms and consequences of this Agreement and of the releases it contains; and

(d)    Executive is fully aware of the legal and binding effect of this Agreement.
* * * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
COMPANY                    CORNERSTONE ONDEMAND, INC.
By: /s/ Adam Miller

Name: Adam Miller

Title: President & CEO

Dated: February 27, 2018

EXECUTIVE

DAVID CARTER, an individual
/s/ David Carter

Dated: February 19, 2018

EXHIBIT A
SUPPLEMENTAL SEPARATION AGREEMENT

This Supplemental Separation Agreement (the “Supplemental Separation Agreement”) is entered into as of _____________________, by and between Cornerstone OnDemand, Inc. (the “Company”) and David Carter (“Executive”) (collectively, the “Parties”). Any terms capitalized and not specifically defined herein will have the meaning ascribed to them under the Transition Agreement and Release of Claims, dated _____________________ (the “Transition Agreement”).
WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with and services to the Company, including, but not limited to, from the Effective Date of the Transition Agreement through the Effective Date of this Supplemental Separation Agreement.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

1.Consideration. The Company agrees to pay Executive, less applicable withholding, the severance described in Section 2 of the Transition Agreement, pursuant to the terms and conditions thereof.

2.Acknowledgments and Agreements.

(a)Executive acknowledges and represents that the Company will have paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Executive as of the Effective Date of this Supplemental Separation Agreement.

(b)Except as set forth in Section 2(c) of the Transition Agreement, Executive’s Options, the shares purchased thereunder and Executive’s RSU Awards will continue to be governed by the terms and conditions of the applicable Stock Agreement, as each has been modified by the Transition Agreement.

3.Release of Claims. Executive agrees that the consideration described in Section 1 hereof represents consideration for both (A) Executive’s acknowledgments and agreements under Section 2 and (B) a release and waiver of any and all claims against the Company and any of the Releasees relating to his employment with the Company, including, but not limited to, from the Effective Date of the Transition Agreement through the Effective Date of this Supplemental Separation Agreement, as well as any claims under any local ordinance or state or federal employment law, including laws prohibiting discrimination in employment on the basis of race, sex, age (in particular, any claim under the Age Discrimination in Employment Act), disability, national origin, or religion, as well as any claims for wrongful discharge, breach of contract, attorneys’ fees, costs, or any claims of amounts due for fees, commissions, stock options, expenses, salary, bonuses, profit sharing or fringe benefits. Executive further acknowledges and agrees that the terms of Sections 4 and 6 of the Transition Agreement will also apply to this Supplemental Separation Agreement and are hereby incorporated and extended through the Effective Date of this Supplemental Separation Agreement.

4.Confidential Information and Non-Solicitation. Subject to Section 7 governing Protected Activity, Executive acknowledges and reaffirms his obligation to keep confidential all non-public information concerning the Company that Executive acquired during the course of his employment with the Company, as stated more fully in the Confidentiality Agreement Executive signed at the beginning of his employment, which remains in full force and effect. Subject to Section 7 governing Protected Activity, Executive affirms his obligation to keep all Company Information confidential and not to disclose it to any third party in the future. Subject to Section 7 governing Protected Activity, the Confidentiality Agreement is incorporated herein by this reference, and Executive agrees to continue to be bound by the terms of the Confidentiality Agreement.

5.Return of Company Property. As part of Executive’s existing and continuing obligation to the Company, Executive agrees that Executive has returned to the Company, all Company information, including files, records, computer access codes and instruction manuals, as well as any Company assets or equipment that Executive has in his possession or under his control. Executive further agrees not to keep any copies of Company information. Executive confirms that he has returned to the Company in good working order all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones and pagers), access or credit cards, Company identification, Company vehicles and any other Company-owned property in Executive’s possession or control and have left intact all electronic Company documents, including, but not limited to, those that Executive developed or helped to develop during his employment. Executive further confirms that he has cancelled all accounts for his benefit, if any, in the Company’s name, including, but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

6.Acknowledgments and Right to Revoke. Executive acknowledges that he has been given twenty-one (21) days after receipt of this Supplemental Separation Agreement to consider this Supplemental Separation Agreement. By signing this Supplemental Separation Agreement, Executive acknowledges that he was offered a period of at least twenty-one (21) days to consider the terms of this Supplemental Separation Agreement but, to the extent not taken, Executive choose to waive this consideration period. If Executive does not accept this Supplemental Separation Agreement within that time, it will become null and void. Executive is advised to consult with an attorney prior to executing this Supplemental Separation Agreement. Executive represents and agrees that he fully understands his right to discuss all aspects of this Supplemental Separation Agreement with his private attorney, that he has availed herself of this right, that he has carefully read and fully understands all of the provisions of this Supplemental Separation Agreement, and that he is voluntarily entering into this Supplemental Separation Agreement. Executive understands and agrees that the waiver of rights contained in this Supplemental Separation Agreement is only an exchange for the consideration specified herein, and that he would not otherwise be entitled to such consideration. Once Executive has signed the Supplemental Separation Agreement, Executive can revoke his acceptance within seven (7) days by so notifying Adam Weiss, General Counsel, 1601 Cloverfield Blvd, Suite 600 South, Santa Monica, CA 90404 This Supplemental Separation Agreement will become effective on the eighth day following Executive signing it (the “Effective Date”).

7.Protected Activity Not Prohibited. Executive understands that nothing in this Supplemental Separation Agreement shall in any way limit or prohibit Executive from engaging for a lawful purpose in any Protected Activity. For purposes of this Supplemental Separation Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board (“Government Agencies”). Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Supplemental Separation Agreement. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this paragraph is superseded by this Supplemental Separation Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

8.Entire Agreement. This Supplemental Separation Agreement, the Stock Agreements, the Transition Agreement, and the Confidentiality Agreement, constitute the entire agreement and understanding between the Parties concerning the subject matter of this Supplemental Separation Agreement and with the exception of Section 5 of the Change of Control Agreement (“Limitation on Payments”), all prior and contemporaneous representations, understandings, and agreements concerning the subject matter of this Supplemental Separation Agreement (other than the Confidentiality Agreement) have been superseded by the terms of this Supplemental Separation Agreement.

IN WITNESS WHEREOF, the Parties have executed this Supplemental Separation Agreement on the respective dates set forth below.

COMPANY                    CORNERSTONE ONDEMAND, INC.
By:

Name:

Title:

Dated:
EXECUTIVE
DAVID CARTER, an individual

(Signature)

Dated: